Exhibit 99.1

FOR IMMEDIATE RELEASE

JER INVESTORS TRUST INC. (NYSE: JRT) ANNOUNCES FIRST QUARTER 2008 RESULTS

McLean, VA – May 12, 2008: JER Investors Trust Inc. (NYSE: JRT) today reported results for the quarter ended March 31, 2008:

First Quarter Highlights:

•

Liquidity: At March 31, 2008, we had $12.7 million in unrestricted cash plus an additional $1.1 million of restricted cash. As of May 8, 2008, unrestricted cash increased $20.1 million to $32.8 million primarily as a result of proceeds from the sale of the remaining 50% interest in the Charter School joint venture, proceeds from real estate loan repayments and net operating cash flow aggregating $5.8 million, offset, in part, by margin calls of $17.4 million, and payment of our first quarter 2008 dividend of $7.7 million.

•

Credit Performance: As of March 31, 2008, delinquency rates on collateral for our CMBS portfolio in which we own the first-loss position remain at low levels with a 60 day delinquency rate of approximately 32 basis points compared to 27 basis points at December 31, 2007. Overall, CMBS portfolio cash flow projections generally continue to be in line with original underwriting. There were no delinquencies, impairment charges or loss reserves established related to real estate loans and assets as of and during the three months ended March 31, 2008.

•

Adjusted Funds from Operations: Generated Adjusted Funds from Operations (“AFFO”) of $10.6 million, or $0.41 per diluted common share for the three months ended March 31, 2008. AFFO excludes the impact on GAAP operating results of depreciation of real estate assets, non-cash other than temporary impairment charges on CMBS investments, unrealized gains and losses on our CDO related financial assets and liabilities for which we have elected the fair value option pursuant to adopting SFAS No. 159 effective January 1, 2008, unrealized losses on real estate loans held for sale, and unrealized losses related to hedge ineffectiveness. At the end of this earnings release is a reconciliation of GAAP net income (loss) to AFFO.

•

GAAP Operating Results: Incurred a net loss of $66.8 million, or $(2.60) per diluted common share, primarily driven by unrealized losses on CDO related financial assets of $179.7 million, non-cash other than temporary impairment charges on CMBS investments not financed by CDO’s of $99.6 million, unrealized losses on non-CDO interest rate swap agreements of $15.6 million related to discontinuation of hedge accounting on our non-CDO related interest rate swaps, and unrealized losses on loans held for sale of $28.4 million, which were offset, in part, by unrealized gains, net, on CDO related financial liabilities of $246.6 million and AFFO of $10.6 million during the three months ended March 31, 2008. The non-cash impairment charge on our CMBS not financed by CDO’s includes a $2.1 million charge related to declines in the projected net present value of future cash flows on certain of CMBS investments pursuant to EITF 99-20. The remaining non-cash CMBS impairment charge of $97.5 million relates to other than temporary declines in fair value which is due to widening credit spreads for CMBS investments which began in the first half of 2007 and continued through the first quarter of 2008.

•

Stockholders’ Equity: Stockholders’ equity at March 31, 2008 is $256.0 million ($9.88 per share) compared to $10.8 million ($0.42 per share) at December 31, 2007. The increase is primarily due to the adoption of SFAS No. 159, effective January 1, 2008, where we elected the fair value option for all financial assets and liabilities related to our CDO’s. The impact of adopting SFAS No. 159 increased stockholders’ equity by $246.1 million to $256.9 million or $9.92 per share as of January 1, 2008. Additionally, if all assets and liabilities were carried at fair value at March 31, 2008, we estimate that stockholders’ equity would increase to approximately $285.3 million or $11.02 per share. At the end of this earnings release is a proforma calculation of the March 31, 2008 Fair Value Balance Sheet and Stockholders’ Equity.

•	Subsequent Events:

•	In April 2008, we sold our remaining 50% interest in the Joint Venture which owns twelve net leased real estate assets which resulted in net cash proceeds of approximately $39.4 million.

•	During April 2008, we paid down our repurchase agreement facilities by approximately $17.4 million.

•	In April 2008, we received a final payment of $3.2 million on one of our mezzanine real estate loans.

•	In April 2008, we declared a first quarter 2008 regular cash dividend of $0.30 per share of common stock and on May 6, 2008, we paid dividends of $7.7 million.

Operating Results

The net loss was $66.8 million, or $(2.60) per diluted common share, for the three months ended March 31, 2008, compared to net income of $9.8 million, or $0.38 per diluted common share, for the three months ended March 31, 2007. AFFO was $10.6 million, or $0.41 per diluted share, for the three months ended March 31, 2008, compared to $10.0 million, or $0.39 per diluted share, for the three months ended March 31, 2007. At the end of this earnings release is a reconciliation of GAAP net income (loss) to AFFO for the three months ended March 31, 2008 and 2007.

Total revenues were $31.8 million for the three months ended March 31, 2008 compared to $29.9 million for the three months ended March 31, 2007, respectively. The increase in revenues is due to increased balances of interest-bearing assets due primarily to acquisitions of CMBS and real estate loans, offset, in part, by lower cash balances, on average, as well as the impact of lower LIBOR levels.

Interest expense for the three months ended March 31, 2008 was $15.4 million compared to $15.6 million for the three months ended March 31, 2007. Due to the adoption of SFAS No. 159, effective January 1, 2008, as well as discontinuation of hedge accounting on our non-CDO interest rate swaps, interest expense in the three months ended March 31, 2008 does not include the impact of interest rate swaps. During the three months ended March 31, 2007, interest expense includes $0.4 million related to interest rate swaps. After adjusting for these classification differences, the $0.2 million increase in interest expense for the three months ended March 31, 2008 compared to the same period in 2007 is primarily related to increased average balances outstanding on repurchase agreements in the three months ended March 31, 2008 and our April 2007 issuance of trust preferred securities, offset in part, by lower LIBOR rates in 2008 compared to 2007.

Total management fees were $1.8 million for the three months ended March 31, 2008 compared to $2.0 million three months ended March 31, 2007. Base management fees were $1.8 million for each of the three months ended March 31, 2008 and 2007. We incurred incentive management fees of $0 and $0.2 million during the three months ended March 31, 2008 and 2007.

General and administrative expenses were $2.0 million for the three months ended March 31, 2008 compared to $2.3 million for the same period in 2007. The decrease in general and administrative expenses is primarily due to decreased due diligence expense related to lower acquisition volume.

During the three months ended March 31, 2008, other losses, net of $79.4 million were recorded and consist of the following (in millions):

		Composition of Other Gains (Losses)
	Three Months Ended March 31, 2008	Changes in Fair Value for Three Months ended March 31, 2008	Recognition of Amounts in Accumulated Other Comprehensive Income (Loss) as of December 31, 2007	Cash Payments on Interest Rate Swaps	Other
Other Gains (Losses) for the Three Months Ended March 31, 2008
Unrealized gain (loss) on CDO related financial assets
CMBS	$(174.8)	$(174.8)	$—	$—	$—
Real estate loans held for investment	(4.9)	(4.9)	—	—	—
Unrealized gain (loss) on CDO related financial liabilities	—	—	—	—	—
Notes payable	266.7	266.7	—	—	—
Interest rate swaps	(20.1)	(20.1)	—	—	—
Loss on interest rate swaps	(2.8)	—	(0.7)	(2.1)	—
Loss on impairment of CMBS	(99.6)	(45.1)	(54.5)	—	—
Unrealized loss on real estate loans held for sale	(28.4)	(28.4)	—	—	—
Unrealized loss on non-CDO related interest rate swaps	(15.6)	(4.2)	(10.8)	—	(0.6)

Total other gains (losses)	$(79.4)	$(10.8)	$(65.9)	$(2.1)	$(0.6)

We recorded unrealized gains, net, on our CDO related financial assets and liabilities of $66.9 million during the three months ended March 31, 2008 due to changes in fair value resulting from widening of credit spreads on CMBS, real estate loans held for investment and CDO notes payable, and lower 10-year swap rates with respect to our interest rate swaps.

Losses on interest rate swaps of $2.8 million consist primarily of net cash settlements on such swaps of $2.1 million during the three months ended March 31, 2008.

We recorded non-cash impairment charges of $99.6 million for the three months ended March 31, 2008 on our CMBS investments not financed by CDO’s. The non-cash impairment charge includes a $2.1 million charge related to declines in the projected net present value of future cash flows on certain of the CMBS investments pursuant to EITF 99-20. The remaining non-cash CMBS impairment charge of $97.5 million relates to other than temporary declines in fair value due to widening credit spreads for CMBS investments which began in the first half of 2007, accelerated throughout the second half of 2007 and continued through the first quarter of 2008 resulting in both increased severity of the level of unrealized losses as well as increased duration of such unrealized losses. For the three months ended March 31, 2007, we recorded no non-cash impairment charges on our CMBS investments.

Unrealized losses of $28.4 million were recorded on our real estate loans held for sale during the three months ended March 31, 2008. The losses were primarily due to spread widening on such loans. We carry these loans at the lower of cost or estimated fair value, on an individual loan basis. These loans had a face amount of $233.8 million with an unamortized cost basis of $231.4 million, an estimated fair value of $189.2 million and outstanding borrowings against such loans of $142.8 million as of March 31, 2008.

Unrealized losses on non-CDO related interest rate swaps of $15.6 million were recorded during the three months ended March 31, 2008 as a result of discontinuing hedge accounting for these swaps. This charge relates to interest rate swaps that were designated to hedge existing floating rate indebtedness related to our repurchase agreements and anticipated future long-term floating rate indebtedness. We recorded this charge as a result of uncertainty related to our ability to obtain future long-term financing associated with such swaps due to continued market disruptions as well as the potential for sales of certain of our real estate loans held for sale which would ideally be financed by such borrowings. No unrealized losses on interest rate swaps were recorded during the three months ended March 31, 2007.

Investment Activity

During the three months ended March 31, 2008, we received principal repayments of $4.1 million related to two real estate loan investments and we made net capital contributions to the US Debt Fund of $0.4 million.

Since raising our initial equity capital in June 2004 through March 31, 2008, we have closed 55 investments, comprised of CMBS, real estate loans, real estate assets and investments in the US Debt Fund totaling approximately $2.0 billion. In addition, through March 31, 2008 the Company has sold assets or received principal payments on investments aggregating approximately $435.2 million.

The Company’s investments as of March 31, 2008 consist of:

	March 31, 2008			Weighted Average
	Face Amount/ Cost Basis (1)	Amortized Cost (2)	% of Total Investments	Coupon Rate	GAAP Yield
	($ in millions)		(based on amortized cost)
CMBS financed by CDO’s	$1,309.1	$388.1	37.2%	5.1%	20.0	% (3)
CMBS not financed by CDO’s	453.1	109.0	10.4%	5.2%	20.3	% (3)
Real estate loans, held for investment	275.0	274.8	26.3%	5.7%	5.7%
Real estate loans, held for sale	233.8	231.4	22.2%	6.8%	6.9%
Investments in unconsolidated joint ventures:
Real estate assets (4)	39.4	39.4	3.8%	10.0%	14.2%
US Debt Fund	1.4	1.4	0.1%	N/A	N/A

Total	$2,311.8	$1,044.3	100.0%	5.3%	11.0%

(1)	For investments in unconsolidated joint ventures, amount in column represents cost basis.
(2)	Amortized cost for CMBS equates to fair value as a result of resetting the cost basis and yields as of March 31, 2008 as further discussed below.
(3)

GAAP yields represent loss adjusted yields for our CMBS investments and reflects the impact of estimated future losses on underlying collateral and are the basis on which we record interest income on such investments in our GAAP financial statements in accordance with guidance provided by EITF 99-20.

(4)

In April 2008, we sold our remaining 50% interest in the joint venture which owns net leased real estate assets and no longer have any investment in net leased real estate assets. Coupon rate equates to current lease yield.

Effective January 1, 2008, we elected to account for our CMBS investments and real estate loans held for investment financed by CDO’s using the fair value option under SFAS No. 159. As a result, changes in the value of such CMBS and real estate loans held for investment are recorded as a component of unrealized gains (losses) on CDO related financial assets in our consolidated statement of operations. With respect to CMBS not financed by CDO’s, we classify these as available for sale. As such, absent impairment, changes in the estimated market value of such CMBS investments are reflected as changes to accumulated other comprehensive income (loss) and affects stockholders’ equity. As of March 31, 2008, no unrealized losses were reflected in accumulated other comprehensive income (loss) with respect to these CMBS investments as we recognized the unrealized losses as of March 31, 2008 related to these assets as a non-cash other than temporary impairment charge due primarily to the duration and severity of the unrealized losses. In addition, as of March 31, 2008, we reset the cost basis and yields for all of our CMBS investments to amounts representative of our fair value estimates in response to the significant duration and severity of unrealized losses on such investments at March 31, 2008. Assuming such CMBS investments are held to maturity, the Company generally expects that such unrealized losses and other than temporary impairment charges on CMBS investments will reverse over time, absent adverse changes in the amount and timing of actual or projected losses on underlying collateral versus losses that are currently projected and reflected in our “Loss Adjusted,” or GAAP yield.

Real estate loans held for investment are carried on our balance sheet at fair value, which was $260.6 million at March 31, 2008. Real estate loans held for sale are carried on our balance sheet at the lower of cost or estimated fair value which was $189.2 million at March 31, 2008.

Stockholders’ Equity

At March 31, 2008, our GAAP book value per share was $9.88, compared to $0.42 at December 31, 2007. The increase is primarily due to adoption of SFAS No 159, effective January 1, 2008 whereby we elected to account for all financial assets and liabilities related to our CDOs at fair value. The impact of adopting SFAS No. 159 increased stockholders’ equity by approximately $246.1 million to approximately $256.9 million or $9.92 per share as of January 1, 2008 primarily as a result of marking our CDO notes payable to estimated fair value.

If we were to mark all of our assets and liabilities to market as of March 31, 2008, we estimate that our stockholders’ equity would approximate $285.3 million or $11.02 per share. At the end of this earnings release is a proforma calculation of the March 31, 2008 fair value balance sheet and stockholders’ equity.

Credit Quality and Continued Focus on Commercial Real Estate

We continue to focus our business activities on debt securities and loans collateralized by commercial real estate assets. We have no investments in single family residential loans or residential mortgage backed securities, including no investments in “sub prime” residential loans or “sub prime” residential mortgage backed securities. However, at March 31, 2008, we continued to have one $3.2 million mezzanine real estate loan collateralized by garden-style apartments located in Florida that have been converted to for-sale condominiums. The balance of this loan was repaid in full during April 2008.

For our 26 CMBS investments as of March 31, 2008, the performance of the underlying collateral in aggregate has generally remained consistent with our original underwriting. In addition, there are no existing delinquencies or monetary defaults on any of our 16 real estate loans and our 50% ownership interest in the joint venture that owns 12 real estate assets. An impairment charge of $99.6 million was recorded during the three months ended March 31, 2008 related to our CMBS investments that are not financed by CDO’s, of which $2.1 million relates to declines in the projected net present value of future cash flows on 5 separate CMBS bonds pursuant to EITF 99-20.

During the three months ended March 31, 2008, we received repayments on real estate loans totaling $4.1 million. Subsequent to March 31, 2008 and through May 8, 2008, we received additional repayments on real estate loans totaling $3.3 million.

For our 26 CMBS investments, 21 are investments in conduit issuances between 2004 and 2007 in which we own the first-loss position. For the 21 first-loss CMBS positions which are collateralized by approximately 3,500 loans with an aggregate outstanding balance of approximately $48 billion, the 60 day delinquency rate based on the remittance reports as of March 31, 2008 was 32 basis points compared to 27 basis points at December 31, 2007. Including transfers in and loans returned to the master servicer subsequent to March 31, 2008, there are currently 20 loans totaling approximately $206 million that are being managed by the Special Servicer, which is an affiliate of the J.E Robert Company. Of the $206 million of loan balances in special servicing, two loans totaling $23 million are current, three loans totaling $13 million have been foreclosed upon and 15 loans totaling $170 million are delinquent and are in monetary default. The $183 million balance of the 18 loans that are either delinquent or have been foreclosed upon represent approximately 38 basis points of the total outstanding loan balance collateralizing the 21 first-loss CMBS investments.

Based on the evaluation of the collateral properties underlying the CMBS investments and giving consideration to the workout status of the respective loans, we have incorporated estimates of future loan loss assumptions from the underlying collateral into the cash flow projections for such CMBS investments.

Borrowings / Liquidity

At March 31, 2008, we had $12.7 million in unrestricted cash plus an additional $1.1 million of restricted cash. As of May 8, 2008, unrestricted cash increased $20.1 million to $32.8 million primarily as a result of proceeds from the sale of the remaining 50% interest in the Charter School joint venture, proceeds from real estate loan repayments and net operating cash flow aggregating $5.8 million, offset, in part by margin calls of $17.4 million related to our repurchase agreements and payment of our first quarter 2008 dividend of $7.7 million.

With respect to liabilities, at March 31, 2008, total liabilities were $760.4 million. The individual components of our liabilities are described as follows:

•

$439.5 million (or 57.8% of total liabilities) represents the estimated fair value of borrowings in the form of long term, “match-funded” debt relating to our two collateralized debt obligation offerings, CDO I and CDO II with an aggregate face amount of $974.6 million. Pursuant to our adoption of SFAS No. 159 effective January 1, 2008 we elected to account for these notes payable using the fair value option. CDO I and CDO II are not subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral, have maturities tied specifically to actual repayments of underlying collateral and are generally non-recourse to the Company. Absent the Company purchasing such notes payable at these discounted values or a situation where the proceeds from collateral were insufficient to satisfy the notes payable, the Company expects at this time that collateral for the notes payable will ultimately repay the face amount in full.

•

$196.1 million (or 25.8% of total liabilities) represents borrowings under short-term repurchase facilities with three separate lenders. These facilities are generally subject to “margin calls” based on mark-to-market fair value determinations of the underlying collateral, and contain certain recourse provisions to us. As of May 8, 2008, March 31, 2008 and December 31, 2007, repurchase agreement borrowings consisted of the following:

	Amount
	May 8, 2008	March 31, 2008	December 31, 2007
Secured by CMBS
Bear Stearns/ Liquid Funding	$15.9	$18.0	$77.4
JPMorgan	35.3	35.3	18.7
Secured by real estate loans
Goldman Sachs	127.4	142.8	165.8

	$178.6	$196.1	$261.9

•

$61.9 million (or 8.1% of total liabilities) represents borrowings in the form of unsecured junior subordinated debentures. These debentures are not subject to “margin calls” based on mark-to-market fair value determinations of underlying collateral but are fully recourse to us. These debentures have a maturity date of April 2037 and are outstanding in connection with our April 2007 issuance of $60 million of trust preferred securities.

•	$57.4 million (or 7.5%) represents the fair value of our CDO- related pay-fixed interest rate swaps ($41.9 million) and non-CDO related pay-fixed interest rate swaps ($15.5 million).

At March 31, 2008, the ratio of total liabilities to stockholders equity was 3.0x. Excluding the impact of the accumulated other comprehensive income (loss) component of stockholders’ equity, or Adjusted Stockholders’ Equity (a non-GAAP measure), the ratio of total liabilities to Adjusted Stockholders’ Equity was 2.7x and 4.2x at March 31, 2008 and December 31, 2007, respectively. We believe Adjusted Stockholders’ Equity is a meaningful measure as certain of the financial covenants within our repurchase agreements use Adjusted Stockholders’ Equity as a measure of our leverage. At the end of this earnings release is a reconciliation of stockholders’ equity determined in accordance with GAAP to Adjusted Stockholders’ Equity as well as the March 31, 2008 Fair Value Balance Sheet and Stockholders’ Equity.

Dividends

On April 18, 2008, the Board of Directors approved the declaration of a regular cash dividend of $0.30 per common share for the three months ended March 31, 2008. The dividends were paid on May 6, 2008 to common stockholders of record on May 1, 2008.

2008 Outlook

In 2008, we will continue to focus our efforts on maintaining liquidity, monitoring and managing credit risk, and if excess liquidity is available, targeting investments that that will generate the highest risk adjusted returns. Maintaining liquidity may require us to sell assets which could result in lower future revenues or result in realized losses. In addition, we expect that our GAAP earnings will continue to be increasingly volatile primarily as a result of our adoption of SFAS No. 159 for which we will reflect changes in the market values of our CDO related financial assets and liabilities in the income statement, discontinuation of hedge accounting for our interest rate swaps and treating certain of our real estate loans as held for sale. As a result, we will continue to report AFFO as a measure of our operating performance as we believe it is a meaningful measure of our operating results and cash flows.

About JER Investors Trust Inc.

JER Investors Trust Inc. is a New York Stock Exchange listed specialty finance company that originates and acquires commercial real estate structured finance products. The Company’s target investments include commercial mortgage backed securities, mezzanine loans and B-Note participations in mortgage loans, commercial mortgage loans and net leased real estate investments. JER Investors Trust Inc. is organized and conducts its operations so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. For more information regarding JER Investors Trust Inc. and to be added to our e-mail distribution list, please visit www.jer.com.

Conference Call

Management will host an earnings conference call on Monday, May 12, 2008 at 11 A.M. eastern daylight time. A copy of the earnings release will be posted to the Investor Resources section of the JER Investors Trust Inc. website provided below. All interested parties are welcome to participate on the live call. You can access the conference call by dialing (866) 831-6272 (from within the U.S.) or (617) 213-8859 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference passcode “61605370.”

A webcast of the conference call will be available to the public on a listen-only basis at www.jer.com. A replay of the earnings call will be available until May 19, 2008 by dialing (888) 286-8010 (from within the U.S.) or (617) 801-6888 (from outside of the U.S.); please reference passcode “67692931.”

Non-GAAP Financial Measures

During the quarterly conference call, we may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, we have used non-GAAP financial measures, in particular Adjusted Funds from Operations, or AFFO, Adjusted Stockholders’ Equity and a Fair Value Balance Sheet in this press release. Reconciliations of AFFO, Adjusted Stockholders’ Equity, the Fair Value Balance Sheet and the comparable GAAP financial measure (net income, assets, liabilities and stockholders’ equity, as applicable) can be found at the end of this earnings release.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. JER Investors Trust can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from JER Investors Trust’s expectations include, but are not limited to, changes in the real estate and capital markets, our continued ability to source and fund new investments, and other risks detailed from time to time in JER Investors Trust’s SEC reports. Such forward-looking statements speak only as of the date of this press release. JER Investors Trust expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in JER Investors Trust’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACTS:

J. Michael McGillis

Chief Financial Officer

JER Investors Trust Inc.

(703) 714-8182

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$12,665	$87,556
Restricted cash	1,159	6,687
CMBS financed by CDO’s, at fair value	388,146	562,056
CMBS not financed by CDO’s, at fair value	109,076	155,384
Real estate loans, held for investment, at fair value at March 31, 2008 and amortized cost at December 31, 2007	260,558	274,734
Real estate loans, held for sale, at lower of cost or fair value	189,209	221,599
Investments in unconsolidated joint ventures	40,853	40,764
Accrued interest receivable	9,844	10,415
Due from affiliate	62	199
Deferred financing fees, net	2,651	14,454
Other assets	2,173	2,333

Total Assets	$1,016,396	$1,376,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
CDO notes payable, March 31, 2008 at fair value and face amount at December 31, 2007	$439,524	$974,578
Repurchase agreements	196,059	261,864
Junior subordinated debentures	61,860	61,860
Interest rate swap agreements, at fair value	57,367	32,881
Accounts payable and accrued expenses	1,528	921
Dividends payable	—	28,391
Due to affiliate	684	1,195
Other liabilities	3,352	3,693

Total Liabilities	760,374	1,365,383
Stockholders’ Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized,
25,901,035 shares issued and outstanding	259	259
Additional paid-in capital	392,319	392,270
Cumulative dividends paid/declared	(132,186)	(132,186)
Cumulative earnings	21,676	68,437
Accumulated other comprehensive income (loss)	(26,046)	(317,982)

Total Stockholders’ Equity	256,022	10,798

Total Liabilities and Stockholders’ Equity	$1,016,396	$1,376,181

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended March 31,
	2008	2007
REVENUES
Interest income from CMBS	$21,452	$17,823
Interest income from real estate loans	8,886	8,749
Interest income from cash and cash equivalents	422	1,987
Lease income from real estate assets	—	1,372
Equity in earnings, net, of unconsolidated joint ventures	933	—
Fee income	97	—

Total Revenues	31,790	29,931
EXPENSES
Interest expense	15,415	15,631
Management fees, affiliate	1,827	1,855
Incentive fees, affiliate	—	152
Depreciation and amortization of real estate assets	—	206
General and administrative	1,980	2,280

Total Expenses	19,222	20,124
INCOME BEFORE OTHER GAINS (LOSSES)	12,568	9,807

OTHER GAINS (LOSSES)
Unrealized loss on CDO related financial assets	(179,669)	—
Unrealized gain, net, on CDO related financial liabilities	246,574	—
Loss on interest rate swaps	(2,775)	—
Loss on impairment of CMBS	(99,579)	—
Unrealized loss on real estate loans held for sale	(28,368)	—
Unrealized loss on non-CDO related interest rate swaps	(15,600)	—

Total Other Gains (Losses)	(79,417)	—

NET INCOME (LOSS)	$(66,849)	$9,807

Net earnings per share:
Basic	$(2.60)	$0.38

Diluted	$(2.60)	$0.38

Weighted average shares of common stock outstanding:
Basic	25,708,303	25,692,035

Diluted	25,736,442	25,735,382

Dividends declared per common share	$—	$0.44

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (unaudited)

(In thousands)

	Common Stock		Additional	Cumulative Dividends	Cumulative Earnings	Accumulated Other Comprehensive
	Shares	Amount	Paid-in Capital	Paid/Declared	(Losses)	Income (Loss)	Total
Balance at December 31, 2007	25,901	$259	$392,270	$(132,186)	$68,437	$(317,982)	$10,798
Cumulative effect of adoption of SFAS No. 159
Assets					(248,313)	225,991	(22,322)
Liabilities					268,401	—	268,401

Total cumulative effect of adoption of SFAS No. 159					20,088	225,991	246,079

Comprehensive income:
Net income (loss)					(66,849)		(66,849)
Recognition of previously unrealized losses on non-CDO related interest rate swap agreements in accumulated other comprehensive income (loss) at December 31, 2007						10,795	10,795
Amortization of swap termination costs						124	124
Amortization of unrealized losses on CDO related interest rate swaps in accumulated other comprehensive income (loss) at December 31, 2007						569	569
Recognition of previously unrealized losses on non-CDO related CMBS in accumulated other comprehensive income (loss) at December 31, 2007						54,457	54,457

Total comprehensive income (loss)							$(904)

Dividends declared				—			—
Stock based compensation- restricted share awards			41				41
Stock based compensation- stock options			8				8

Balance at March 31, 2008	25,901	$259	$392,319	$(132,186)	$21,676	$(26,046)	$256,022

JER INVESTORS TRUST INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(66,849)	$9,807
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of original issue discount	179	480
Amortization of debt issuance costs	223	442
Amortization of other comprehensive income (loss) related to CDO interest rate swap agreements	696	—
Depreciation and amortization on real estate assets	—	206
Unrealized gain on CDO related financial assets and liabilities, net	(66,905)	—
Unrealized loss on impairment of CMBS	99,579	—
Unrealized loss on real estate loans held for sale	28,368	—
Unrealized loss on non-CDO hedge ineffectiveness	15,202	—
Equity in earnings, net, from unconsolidated joint ventures	(933)	—
Distributions from unconsolidated joint ventures	1,252	—
Straight line rental income	—	(406)
Compensation expense related to stock awards	49	76
Changes in assets and liabilities:
Decrease (increase) in other assets	160	(72)
Increase (decrease) in accrued interest receivable	571	(1,659)
Decrease in due to/from affiliates, net	(374)	(503)
Increase in accounts payable and accrued expenses and other liabilities	267	1,529

Net cash provided by operating activities	11,485	9,900

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of CMBS	—	(175,871)
Purchase of real estate loans	—	(232,953)
Investment in unconsolidated joint ventures	(413)	—
Decrease in restricted cash, net	5,528	16,586
Proceeds from repayment of real estate loans	4,133	30,763

Net cash provided by (used in) investing activities	9,248	(361,475)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(28,391)	(18,523)
Proceeds from repurchase agreements	1,393	315,870
Repayment of repurchase agreements	(67,198)	(53,447)
Payment of financing costs	(1,428)	—

Net cash provided by (used in) financing activities	(95,624)	243,900

Net (decrease) increase in cash and cash equivalents	(74,891)	(107,675)

Cash and cash equivalents at beginning of period	87,556	143,443

Cash and cash equivalents at end of period	$12,665	$35,768

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$18,121	$14,662

Dividends declared but not paid	$—	$11,320

1. Adjusted Funds from Operations

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended March 31,
	2008	2007
Net (loss) income available to common stockholders	$(66,849)	$9,807
Add:
Depreciation on unconsolidated real estate assets	238	206
Unrealized gain, net, on CDO related financial assets and liabilities	(66,905)	—
Amortization of December 31, 2007 unrealized loss on CDO related interest rate swaps	569	—
Loss on impairment of CMBS	99,579	—
Unrealized loss on real estate loans held for sale	28,368	—
Unrealized loss on non-CDO related interest rate swaps	15,600	—

Adjusted Funds from Operations (AFFO)	$10,600	$10,013

AFFO per share:
Basic	$0.41	$0.39

Diluted	$0.41	$0.39

2. Adjusted Stockholders’ Equity

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except ratios)

	As of
	March 31, 2008	December 31, 2007
Stockholders’ equity	$256,022	$10,798

Less:
Accumulated other comprehensive income (loss)	26,046	317,982

Adjusted Stockholders’ Equity	$282,068	$328,780

Total liabilities	$760,374	$1,365,383

Ratio of total liabilities to Adjusted Stockholders’ Equity	2.7x	4.2x

3. Fair Value Balance Sheet and Stockholders Equity Based Upon Fair Value of All Assets and Liabilities

JER INVESTORS TRUST INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(In thousands, except share and per share data)

	March 31 2008	Fair Value Adjustments	Fair Value March 31, 2008
ASSETS
Cash and cash equivalents	$12,665	$—	$12,665
Restricted cash	1,159		1,159
CMBS financed by CDO’s, at fair value	388,146		388,146
CMBS not financed by CDO’s, at fair value	109,076		109,076
Real estate loans, held for investment, at fair value at March 31, 2008 and amortized cost at December 31, 2007	260,558		260,558
Real estate loans, held for sale, at lower of cost or fair value	189,209		189,209
Investments in unconsolidated joint ventures	40,853		40,853
Accrued interest receivable	9,844		9,844
Due from affiliate	62		62
Deferred financing fees, net	2,651	(2,651)	—
Other assets	2,173		2,173

Total Assets	$1,016,396	$(2,651)	$1,013,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
CDO notes payable, March 31, 2008 at fair value and face amount at December 31, 2007	$439,524		$439,524
Repurchase agreements	196,059		196,059
Junior subordinated debentures	61,860	(31,965)	29,895
Interest rate swap agreements, at fair value	57,367		57,367
Accounts payable and accrued expenses	1,528		1,528
Dividends payable	—		—
Due to affiliate	684		684
Other liabilities	3,352		3,352

Total Liabilities	760,374	(31,965)	728,409
Stockholders’ Equity:
Common stock, 25,901,035 shares issued and outstanding	259		259
Additional paid-in capital	392,319		392,319
Cumulative dividends paid/declared	(132,186)		(132,186)
Cumulative earnings	21,676	29,314	50,990
Accumulated other comprehensive income (loss)	(26,046)		(26,046)

Total Stockholders’ Equity	256,022	29,314	285,336

Total Liabilities and Stockholders’ Equity	$1,016,396	$(2,651)	$1,013,745

Ratio of total liabilities to stockholders equity	3.0x		2.6x

Book value per share	$9.88		$11.02